Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

REAL REMAX GROUP INC.

REAL REMAX GROUP INC., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

1.The name of the corporation is Real REMAX Group Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on April 24, 2026 under the name Rome Wildlife, Inc. (as amended and in effect immediately prior to the adoption and effectiveness hereof, the “Original Certificate of Incorporation”).

2.This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL, and shall be effective as of 11:59 p.m., New York City time, on [●], 2026.

3.The Original Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I

The name of the corporation (hereinafter called the “Corporation”) is Real REMAX Group Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 1521 Concord Pike, Suite 201, Wilmington, New Castle County, Delaware 19803. The name of the Corporation’s registered agent at such address is Corporate Creations Network Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV

SECTION 1.The total number of shares of all classes of stock which the Corporation shall have authority to issue is [●] shares of capital stock, divided into two classes of stock as follows: (1) [●] shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”), and (2) [●] shares of Common Stock, par value $0.001 per share (“Common Stock”). Subject to the rights of the holders of any outstanding shares of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) without the separate vote of the holders of any outstanding shares of the Common Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

SECTION 2.The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions and without stockholder approval, to provide, out of the authorized but unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the powers (including voting powers, if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, designations, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the rights of the holders of any outstanding shares of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) without the separate vote of the holders of any outstanding shares of the Preferred Stock as a class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

SECTION 3.(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of outstanding shares of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of any outstanding shares of such affected series are entitled, either separately or together with the holders of any outstanding shares of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the DGCL. For the avoidance of doubt, all references herein to this “Amended and Restated Certificate of Incorporation” shall include any Certificate of Designation relating to any series of Preferred Stock of the Corporation.

(b)Except as otherwise required by law, holders of any outstanding shares of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted to such series by this Amended and Restated Certificate of Incorporation.

ARTICLE V

SECTION 1.(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for pursuant to the provisions of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any outstanding shares of Preferred Stock, the number of directors of the Corporation shall be fixed from time to time by the Board of Directors. In no event shall a decrease in the number of directors constituting the Board of Directors shorten the term of any incumbent director.

(b)The directors, other than those who may be elected by the holders of any outstanding shares of Preferred Stock voting separately as a single class or series pursuant to this Amended and Restated Certificate of Incorporation, shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders. Each director shall be elected annually and shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. The election of directors need not be by written ballot.

SECTION 2.Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the By-laws of the Corporation.

SECTION 3.(a) Except as otherwise provided for pursuant to the provisions of this Amended and Restated Certificate of Incorporation relating to the rights of the holders of any outstanding shares of Preferred Stock and unless otherwise determined by the Board of Directors, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors shall only be filled by the Board of Directors by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director elected in accordance with the first sentence of this Section 3(a) shall hold office until the next annual meeting of the stockholders and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation or removal.

(b)Any director or the entire Board of Directors may be removed with or without cause, and, in either case, such removal shall require the affirmative vote of the holders of shares representing at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting together as a single class. Notwithstanding the foregoing, whenever holders of any outstanding shares of Preferred Stock voting separately are entitled to elect directors of the Corporation, voting separately as a single class or series, pursuant to the provisions of this Amended and Restated Certificate of Incorporation, any such director of the Corporation so elected may be removed in accordance with this Amended and Restated Certificate of Incorporation (including such Certificate of Designation).

ARTICLE VI

Subject to the rights of the holders of any outstanding shares of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any outstanding shares of Preferred Stock, special meetings of stockholders of the Corporation may only be called by the Chairman of the Board of Directors or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of

Directors (the entire Board of Directors being the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships) or as otherwise provided in the By-laws of the Corporation.

ARTICLE VII

In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the affirmative vote of a majority of the entire Board of Directors. In addition to any requirements of law and any other provision of this Amended and Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law), the affirmative vote of the holders of shares representing at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws of the Corporation.

ARTICLE VIII

The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are subject to this reservation.

ARTICLE IX

SECTION 1.To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director or officer, as applicable. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically, and without further action, upon the date of such amendment.

SECTION 2.To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits, including to the extent that such law or amendment permits the Corporation to provide broader indemnification rights than permitted prior to such law or amendment, the Corporation may provide indemnification of (and advancement of expenses to) its current and former directors, officers, and employees (and any other persons to which the DGCL permits the Corporation to provide indemnification) through By-law provisions, agreements with such other persons, votes of stockholders or disinterested directors or otherwise.

SECTION 3.No amendment to or repeal of any Section of this Article IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

SECTION 1.Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including a current or former beneficial owner) to bring (a) any derivative action, suit or proceeding brought on behalf of the Corporation, (b) any action, suit or proceeding asserting a claim that is based upon a violation of a duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action, suit or proceeding asserting a claim against the Corporation, or any current or former director, officer, employee, agent or stockholder of the Corporation, arising pursuant to any provision of the DGCL (or any successor provision thereto), this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation (as either may be amended from time to time), (d) any action, suit or proceeding asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine or (e) any action, suit or proceeding asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the federal court for the District of Delaware). To the fullest extent permitted by law, if any action the subject matter of which is within the scope of this Section is filed in a court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the federal court for the District of Delaware) (a “foreign action”) by or on behalf of any current or former stockholder (including a current or former beneficial owner), such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the Court of Chancery (or the federal court for the District of Delaware, as applicable) in connection with any action brought in any such court to enforce this Section and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. This Section shall not apply to claims arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction.

SECTION 2.Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

SECTION 3.Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunction and specific performance, to enforce the foregoing provisions.

ARTICLE XI

The Corporation is to have perpetual existence.

ARTICLE XII

If any provision (or any part thereof) of this Amended and Restated Certificate of Incorporation shall be held invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, to the fullest extent permitted by law: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any section of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any section containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on the date set forth below.

REAL REMAX GROUP INC.

By:
Name:
Title:

Date:

Signature Page to A&R Certificate of Incorporation – Real REMAX Group Inc.